Exhibit 99.1

© 2014 Behringer 2226-1 March 28, 2014 Behringer Harvard Opportunity REIT I, Inc. 2013 Year End Update Frisco Square, Frisco (Dallas), TX

© 2014 Behringer 2 Dial-In and Replay Information To listen to today’s call: Dial: 800-245-1683 Conference ID: 5121379 For a replay of today’s call: Dial: 888-203-1112 Conference ID: 5121379

© 2014 Behringer 3 Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

© 2014 Behringer 4 Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: • market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; • the availability of cash flow from operating activities for capital expenditures; • our level of debt and the terms and limitations imposed on us by our debt agreements; • the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; • the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; • future increases in interest rates; • our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; • our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; • impairment charges; • conflicts of interest arising out of our relationships with our advisor and its affiliates; • unfavorable changes in laws or regulations impacting our business or our assets; and • factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

© 2014 Behringer 5 Agenda • Noteworthy Events • Financial Review • Portfolio Updates • Strategy Review • Questions Las Colinas Commons, Irving (Dallas), TX

© 2014 Behringer 6 2013 Noteworthy Items Chase Park Plaza, St. Louis, MO • Made operational improvements and investments in certain existing assets • Sold non-cashflowing assets • Began evaluating potential land sales and multifamily development opportunities • Continued working toward exiting stalled development projects

© 2014 Behringer 7 Frisco Square Alexan Black Mountain Las Colinas Commons Northpoint Central Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Chase Park Plaza Hotel Portfolio Investments

© 2014 Behringer 8 Financial Review Cash Position Funds From Operations* Debt (in millions) Dec. 31, 2013 Dec. 31, 2012 Cash and cash equivalents $36.8 $34.8 Restricted cash 4.9 5.8 Total $41.7 $40.6 (in millions) Dec. 31, 2013 Dec. 31, 2012 Total debt obligations $138.1 $169.3 Total liabilities $162.8 $192.9 Northborough Tower, Houston TX (in millions) Dec. 31, 2013 Dec. 31, 2012 FFO $(1.7) $(23.0) *For a reconciliation of Funds From Operations to Net Income, refer to Current Report on Form 8-K filed on March 28, 2014.

© 2014 Behringer 9 Loan Summary Schedule ($ in thousands) December 31 Interest Maturity Percentage Description 2013 Rate Date of Total 46,511 $ 30-day LIBOR + 6.75%(1) (2) 12/09/14 33.7% Northborough Tower (3) 19,600 5.67% 01/11/16 14.2% Royal Island 12,907 (4) 15.00% 10/10/16 9.3% Northpoint Central 15,813 5.15% 05/09/17 11.5% Las Colinas Commons 11,661 5.15% 05/09/17 8.4% Frisco Square 31,593 30-day LIBOR + 3%(1) 02/01/18 22.9% 138,085 $ Unconsolidated Notes (100%) Central Europe Joint Venture 80,968 $ (5) (1) 30-day London Interbank Offer Rate (LIBOR) was 0.167% at December 31, 2013. (2) (3) Includes mark-to-market of $0.4 million. (4) Since February 2013, the loan origination date, the lenders increased the amount available to draw on the loan from $10.4 million to $12.4 million. Beginning in October 2013, the lenders increased the amount available on the loan by the monthly draw amount to fund operating and predevelopment expenses. (5) 100% of debt balance of €58,817 at fx rate of 1.3766. Chase Park Plaza Hotel and Chase - The Private Residences LIBOR interest subject to a floor of 0.75%.

Frisco Square Frisco (Dallas), Texas Recently executed several leases or LOIs Evaluating a multifamily development opportunity with a partner Pursuing potential land sales to retail and office developers Frisco Square, Frisco (Dallas), TX 10

© 2014 Behringer 11 Chase Park Plaza St. Louis, Missouri • Improved performance compared with 2012 • Revenues: +10.1% • RevPAR: +11.9% • Occupancy rate: +8.3 pct. pts. • NOI: +4.2% • One condominium unit remains to be sold • 2014 focus: • Increase revenue • Add retail space • Reduce operating expenses • Initiate renovation program Chase Park Plaza, St. Louis, MO

© 2014 Behringer 12 Texas Office Properties Dallas/Houston, Texas Northborough Tower Houston, Texas •100%-leased •Performing well Las Colinas Commons Irving (Dallas), Texas •75%-leased •Plan to market for sale when occupancy achieves 85% Northpoint Central Houston, Texas •97%-leased •Performing well

© 2014 Behringer 13 Central European Portfolio Poland, Czech Republic, Slovakia, Hungary • Overall occupancy is 93% • Generating positive NOI • Progress in leasing activities • LOI on 9 of the 22 properties • Will take awhile to liquidate entire portfolio Central European Portfolio

© 2014 Behringer 14 Development Projects Lodge & Spa at Cordillera Edwards, Colorado •Actively pursuing sale Royal Island The Bahamas •Actively pursuing sale

© 2014 Behringer 15 Strategy Review • Maximize liquidity for operating needs and reinvest in existing portfolio assets • Re-tenant and reposition existing properties • Refinance and extend debt maturities • Strengthened balance sheet provides improved flexibility Northpoint Central, Houston, TX

© 2014 Behringer 16 Playback Information • Representatives may log on to the password-protected portion of the Behringer website (www.behringerinvestments.com) for a playback of today’s call • Investors may dial toll free (888) 203-1112 and use conference ID 5121379 to access a playback of today’s call • Replays will be available until April 25, 2014.